Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States Diesel-Heating Oil Fund, LP

December 4, 2018

National Futures Association (“NFA”)

300 S. Riverside Plaza, #1800

Chicago, IL 60606-6615

Dear NFA Staff:

In accordance with the requirements of Commodity Futures Trading Commission Regulation 4.22 (c)(7), enclosed please find financial statements and notes to financials as of September 30, 2018 for the United States Diesel-Heating Oil Fund, LP (“UHN”) which serve as the final liquidation statement for UHN.

Please note that while cessation of trading occurred on September 12, 2018, the financial statements presented here are as of September 30, 2018, which is the last day of the month in which the pool ceased trading. In addition, the enclosed financial statements and disclosures are consistent with financial statements and notes to financials that were filed with the United States Securities and Exchange Commission (“SEC”) in the UHN Form 10-Q filed on November 13, 2018.

An explanation of the winding down of UHN’s operations is as follows:

On August 7, 2018, the board of directors of United States Commodity Funds LLC (“USCF”), the general partner of UHN, determined that UHN could not continue its business and operations in an economically efficient manner due to UHN’s inability to attract sufficient assets, thereby hindering its ability to operate efficiently. On that date, the Board of Directors of USCF also authorized and approved the closing and liquidation of UHN together with a plan of liquidation for UHN. UHN filed a current report on Form 8-K dated August 8, 2018 with the SEC that included, as an exhibit a press release, the UHN plan of liquidation and a copy of the notice of required withdrawal from the limited partnership sent to shareholders. UHN also filed a prospectus supplement with the SEC dated August 8, 2018 that is available on USCF’s website at www.uscfinvestments.com.

On September 6, 2018, UHN began the process of liquidating its portfolio. As of the close of regular trading on the NYSE Arca, Inc. (“NYSE Arca”), on September 6, 2018, UHN ceased accepting orders for Creation Baskets and Redemption Baskets from authorized participants. Trading in the shares of UHN on the NYSE Arca was suspended prior to the open of the market on September 7, 2018. On September 7, 2018, UHN filed a post-effective amendment to its registration statement with the SEC to terminate the offering of registered and unsold shares of UHN. The liquidation date for UHN was September 12, 2018 and the proceeds of the liquidation were sent to all remaining shareholders of UHN on or about September 13, 2018, with a subsequent distribution of additional liquidation proceeds sent to UHN shareholders on or about September 18, 2018.

For U.S. federal income tax purposes, these distributions were treated as liquidating distributions and shareholders recognized gain or loss based on the difference between the amount of cash received as part of the liquidating distribution and their adjusted basis in their shares (taking into account all allocations of income, gain, loss, or deduction for the year of liquidation). Items of income, gain, loss, or deduction recognized as a result of the liquidation of UHN’s portfolio were allocated for U.S. federal tax purposes to the shareholders. Any other items of income, gain, loss, or deduction not attributable to the liquidation of UHN’s portfolio were allocated for U.S. federal income tax purposes in accordance with UHN’s general allocation conventions.

Notice was given to the limited partners of UHN (as such term is defined under UHN’s respective Third Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017) that effective as of 5:00 p.m. (prevailing Eastern Time) on September 13, 2018, each of the limited partners withdrew entirely from UHN, respectively, without further action. The effect of the withdrawal of all the limited partners of UHN was dissolution of UHN.

Should you have any questions or comments regarding this liquidation report, please contact Daphne G. Frydman, General Counsel of United States Commodity Funds LLC.

Regards,

/s/ John P. Love
John P. Love

President and Chief Executive Officer United States Commodity Funds LLC

UNITED STATES DIESEL-HEATING OIL FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the period January 1, 2018 through September 30, 2018

AFFIRMATION OF THE COMMODITY POOL OPERATOR

For the United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Liquidation Report for the period January 1, 2018 through September 30, 2018 is accurate and complete.

By United States Commodity Funds LLC, as General Partner of United States Diesel-Heating Oil Fund, LP

By:	/s/ John P. Love
John P. Love

President & Chief Executive Officer of United States Commodity Funds LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

United States Diesel-Heating Oil Fund, LP

Opinions on the Financial Statements

We have audited the accompanying statements of financial condition of United States Diesel-Heating Oil Fund LP (the “Fund”), as of September 30, 2018 (in liquidation) and December 31, 2017, and the related statements of operations, changes in partners’ capital and cash flows for the nine months ended September 30, 2018 (in liquidation), and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Diesel-Heating Oil Fund LP, as of September 30, 2018 (in liquidation) and December 31, 2017, and the results of its operations and its cash flows for the nine months ended September 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Fund’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinion.

/s/ Spicer Jeffries LLP

We have served as the Fund’s auditor since 2007.

Denver, Colorado

December 4, 2018

United States Diesel-Heating Oil Fund, LP

Statements of Financial Condition

At September 30, 2018 and December 31, 2017

	September 30, 2018 (In Liquidation)*	December 31, 2017
Assets
Cash and cash equivalents (at cost $— and $5,287,792, respectively) (Notes 2 and 5)	$—	$5,287,792
Equity in trading accounts:
Cash and cash equivalents (at cost $— and $1,678,048, respectively)	—	1,678,048
Unrealized gain (loss) on open commodity futures contracts	—	607,051
Receivable from General Partner (Note 3)	—	71,554
Dividends receivable	—	1,379
Interest receivable	—	1,304
Directors' fees and insurance receivable	—	63
Prepaid registration fees	—	187,099

Total assets	$—	$7,834,290

Liabilities and Partners' Capital
General Partner management fees payable (Note 3)	$—	$3,730
Professional fees payable	—	62,175
Brokerage commissions payable	—	247
License fees payable	—	208

Total liabilities	—	66,360

Commitments and Contingencies (Notes 3, 4 and 5)

Partners' Capital
General Partner	—	—
Limited Partners	—	7,767,930
Total Partners' Capital	—	7,767,930

Total liabilities and partners' capital	$—	$7,834,290

Limited Partners' shares outstanding	—	400,000
Net asset value per share	$—	$19.42
Market value per share	$—	$19.34

* UHN ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

See accompanying notes to financial statements.

United States Diesel-Heating Oil Fund, LP

Statements of Operations

For the three and nine months ended September 30, 2018 and 2017

	Three months ended September 30, 2018 (In Liquidation)* (Unaudited)	Three months ended September 30, 2017 (Unaudited)	Nine months ended September 30, 2018 (In Liquidation)*	Nine months ended September 30, 2017 (Unaudited)
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed futures contracts	$410,878	$761,317	$1,206,576	$(119,620)
Change in unrealized gain (loss) on open futures contracts	(396,833)	(66,507)	(607,051)	(121,745)
Realized gain (loss) on short-term investments	(179)	—	(179)	(13)
Dividend income	8,225	—	27,865	1,713
Interest income**	14,306	7,238	48,095	18,426
ETF transaction fees	350	1,400	1,400	2,800

Total income (loss)	36,747	703,448	676,706	(218,439)

Expenses
General Partner management fees (Note 3)	7,891	5,493	30,150	19,746
Professional fees	8,737	13,430	38,843	45,311
Brokerage commissions	1,303	1,170	4,894	4,166
Directors' fees and insurance	286	379	1,079	955
License fees	197	138	754	494
Registration fees	1,360	1,840	4,980	5,460

Total expenses	19,774	22,450	80,700	76,132

Expense waiver (Note 3)	(9,767)	(15,585)	(42,869)	(51,450)

Net expenses	10,007	6,865	37,831	24,682

Net income (loss)	$26,740	$696,583	$638,875	$(243,121)
Net income (loss) per limited partnership share	$(20.98)	$3.06	$(19.42)	$0.18
Net income (loss) per weighted average limited partnership share	$0.08	$2.99	$1.73	$(0.84)
Weighted average limited partnership shares outstanding	333,784	232,609	369,804	287,729

* UHN ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

** Interest income does not exceed paid in kind of 5%.

See accompanying notes to financial statements.

United States Diesel-Heating Oil Fund, LP

Statement of Changes in Partners' Capital

For the nine months ended September 30, 2018 (In Liquidation)*

	General Partner	Limited Partners	Total

Balances, at December 31, 2017	$—	$7,767,930	$7,767,930
Addition of 50,000 partnership shares	—	984,782	984,782
Redemption of 450,000 partnership shares	—	(9,391,587)	(9,391,587)
Net income (loss)	—	638,875	638,875

Balances, at September 30, 2018*	$—	$—	$—

Net Asset Value Per Share:
At December 31, 2017			$19.42
At September 30, 2018			$—

* UHN ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

See accompanying notes to financial statements.

United States Diesel-Heating Oil Fund, LP

Statements of Cash Flows

For the nine months ended September 30, 2018 and 2017

	Nine months ended September 30, 2018 (In Liquidation)*	Nine months ended September 30, 2017 (Unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$638,875	$(243,121)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized (gain) loss on open futures contracts	607,051	121,745
(Increase) decrease in receivable from General Partner	71,554	49,293
(Increase) decrease in dividends receivable	1,379	361
(Increase) decrease in interest receivable	1,304	(679)
(Increase) decrease in directors' fees and insurance receivable	63	(451)
(Increase) decrease in prepaid registration fees	187,099	5,460
Increase (decrease) in General Partner management fees payable	(3,730)	(855)
Increase (decrease) in professional fees payable	(62,175)	(25,238)
Increase (decrease) in brokerage commissions payable	(247)	—
Increase (decrease) in directors' fees and insurance payable	—	(73)
Increase (decrease) in license fees payable	(208)	(139)
Net cash provided by (used in) operating activities	1,440,965	(93,697)

Cash Flows from Financing Activities:
Addition of partnership shares	984,782	3,323,557
Redemption of partnership shares	(9,391,587)	(3,005,331)
Net cash provided by (used in) financing activities	(8,406,805)	318,226

Net Increase (Decrease) in Cash and Cash Equivalents	(6,965,840)	224,529

Total Cash, Cash Equivalents and Equity in Trading Accounts, beginning of period	6,965,840	6,369,988
Total Cash, Cash Equivalents and Equity in Trading Accounts, end of period	$—	$6,594,517

Components of Cash and Cash Equivalents:
Cash and Cash Equivalents	$—	$5,114,007
Equity in Trading Accounts:
Cash and Cash Equivalents	—	1,480,510
Total Cash, Cash Equivalents and Equity in Trading Accounts	$—	$6,594,517

* UHN ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

See accompanying notes to financial statements.

United States Diesel-Heating Oil Fund, LP

Notes to Financial Statements

For the period ended September 30, 2018

NOTE 1 — ORGANIZATION AND BUSINESS

The United States Diesel-Heating Oil Fund, LP (“UHN”) is organized as a limited partnership under the laws of the state of Delaware on April 13, 2007. UHN is a commodity pool that issued limited partnership shares (“shares”) that were purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, UHN’s shares traded on the American Stock Exchange (the “AMEX”). UHN will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Third Amended and Restated Agreement of Limited Partnership as amended December 15, 2017 (the “LP Agreement”). The investment objective of UHN is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of heating oil (also known as No. 2 fuel oil) for delivery to the New York harbor, as measured by the daily changes in the price of the futures contract for heating oil traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire (the “Benchmark Futures Contract”), plus interest earned on UHN’s collateral holdings, less UHN’s expenses.

UHN commenced investment operations on April 9, 2008 and has a fiscal year ending on December 31. USCF is responsible for the management of UHN. USCF is a member of the National Futures Association (the “NFA”) and became a commodity pool operator registered with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005 and a swaps firm on August 8, 2013. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”) and the United States Gasoline Fund, LP (“UGA”), which listed their limited partnership shares on the AMEX under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007 and “UGA” on February 26, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, UNG’s, USL’s, and UGA’s shares commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“DNO”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”) and the USCF Canadian Crude Oil Index Fund (“UCCO”), each a series of the United States Commodity Index Funds Trust. USCI, CPER and USAG listed their shares on the NYSE Arca under the ticker symbols “USCI” on August 10, 2010, “CPER” on November 15, 2011 and “USAG” on April 13, 2012, respectively. UCCO is currently in registration and has not commenced operations.

In addition, USCF is the sponsor of the USCF Funds Trust, a Delaware statutory trust, and each of its series, the United States 3x Oil Fund (“USOU”) and the United States 3x Short Oil Fund (“USOD”), which commenced operations on July 20, 2017.

All funds listed previously, other than UCCO, are referred to collectively herein as the “Related Public Funds.”

On August 7, 2018, the board of directors of United States Commodity Funds LLC (“USCF”), the general partner of UHN, determined that UHN could not continue its business and operations in an economically efficient manner due to UHN’s inability to attract sufficient assets, thereby hindering its ability to operate efficiently. On that date, the Board of Directors of USCF also authorized and approved the closing and liquidation of UHN together with a plan of liquidation for UHN. UHN filed a current report on Form 8-K dated August 8, 2018 with the SEC that included, as an exhibit a press release, the UHN plan of liquidation and a copy of the notice of required withdrawal from the limited partnership sent to shareholders. UHN also filed a prospectus supplement with the U.S. Securities and Exchange Commission (the "SEC") dated August 8, 2018 that is available on USCF’s website at www.uscfinvestments.com.

On September 6, 2018, UHN began the process of liquidating its portfolio. As of the close of regular trading on the NYSE Arca, Inc. (“NYSE Arca”), on September 6, 2018, UHN ceased accepting orders for Creation Baskets and Redemption Baskets from authorized participants. Trading in the shares of UHN on the NYSE Arca was suspended prior to the open of the market on September 7, 2018. On September 7, 2018, UHN filed a post-effective amendment to its registration statement with the SEC to terminate the offering of registered and unsold shares of UHN. The liquidation date for UHN was September 12, 2018 and the proceeds of the liquidation were sent to all remaining shareholders of UHN on or about September 13, 2018, with a subsequent distribution of additional liquidation proceeds sent to UHN shareholders on or about September 18, 2018.

For U.S. federal income tax purposes, these distributions were treated as liquidating distributions and shareholders recognized gain or loss based on the difference between the amount of cash received as part of the liquidating distribution and their adjusted basis in their shares (taking into account all allocations of income, gain, loss, or deduction for the year of liquidation). Items of income, gain, loss, or deduction recognized as a result of the liquidation of UHN’s portfolio were allocated for U.S. federal tax purposes to the shareholders. Any other items of income, gain, loss, or deduction not attributable to the liquidation of UHN’s portfolio were allocated for U.S. federal income tax purposes in accordance with UHN’s general allocation conventions. For further information concerning the U.S. federal income tax consequences of acquiring, holding, and disposing of shares, please review the section titled “U.S. Federal Income Tax Considerations” in the Prospectus. In addition, shareholders are encouraged to consult their own tax advisors concerning the impact of the liquidation of UHN in light of their own unique circumstances.

Notice was given to the limited partners of UHN (as such term is defined under UHN’s respective Third Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017) that effective as of 5:00 p.m. (prevailing Eastern Time) on September 13, 2018, each of the limited partners withdrew entirely from UHN, respectively, without further action. The effect of the withdrawal of all the limited partners of UHN was dissolution of UHN.

On August 7, 2018, the Board of Directors of USCF also authorized and approved the closing and liquidation for each of USAG and DNO together with a plan of liquidation for each of USAG and DNO. Each of the United States Commodity Index Funds Trust (“USCIFT”), of which USAG is a series, and DNO filed a current report on Form 8-K dated August 8, 2018 with the SEC (as defined below) that included, as an exhibit, the press release, the applicable plan of liquidation, and, in the case of DNO, a copy of the notice of required withdrawal from the limited partnership sent to shareholders. In addition, each of USAG and DNO filed a prospectus supplement with the SEC dated August 8, 2018. Each of the filings is also available on USCF’s website at www.uscfinvestments.com. The liquidation date for each of USAG and DNO was September 12, 2018 and the proceeds of the liquidation were sent to all remaining shareholders of USAG and DNO, respectively, on or about September 13, 2018. Each of USAG and DNO also filed a post-effective amendment to the registration statement with the SEC to terminate the offering of registered and unsold shares of USAG and DNO, respectively, and the NYSE Arca filed Forms 25 to effect the withdrawal of the listings for shares of each of USAG and DNO.

UHN issued shares to certain authorized purchasers (“Authorized Participants”) by offering baskets consisting of 50,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket was based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received. As noted above, as of September 30, 2018, UHN is no longer issuing shares.

In addition, Authorized Participants paid UHN a $350 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), consisting of 50,000 shares. Shares were purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange were not purchased or sold at the per share NAV of UHN but rather at market prices quoted on such exchange.

In April 2008, UHN initially registered 10,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On April 9, 2008, UHN listed its shares on the AMEX under the ticker symbol “UHN” and switched to trading on the NYSE Arca under the same ticker symbol on November 25, 2008. On that day, UHN established its initial per share NAV by setting the price at $50.00 and issued 200,000 shares in exchange for $10,000,000. UHN also commenced investment operations on April 9, 2008, by purchasing Futures Contracts traded on the NYMEX based on heating oil. UHN also commenced investment operations on September 24, 2009, by taking short positions in Futures Contracts traded on the NYMEX based on heating oil. As noted above, as of September 30, 2018, UHN is no longer issuing shares and terminated the offering of registered and unsold shares.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with U.S. GAAP as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. UHN is an investment company and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. UHN earned income on funds held at the custodian or a futures commission merchant (“FCM”) at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

UHN is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with U.S. GAAP, UHN is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. UHN files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. UHN is not subject to income tax return examinations by major taxing authorities for years before 2015. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in UHN recording a tax liability that reduces net assets. However, UHN's conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. UHN recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the period ended September 30, 2018.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 50,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed. As noted above, as of September 30, 2018, UHN is no longer issuing shares.

UHN received or paid the proceeds from shares sold or redeemed within two business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in UHN's statements of financial condition as receivable for shares sold and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Authorized Participants paid UHN a transaction fee of $350 for each order placed to create one or more Creation Baskets or to redeem one or more Redemption Baskets.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of UHN in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share NAV

UHN's per share NAV was calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. UHN used the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. As noted above, as of September 30, 2018, UHN is no longer issuing shares.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares were borne by UHN. These costs included registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs were accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

New Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”), which amends ASC 230 to provide guidance on the classification and presentation of changes in restricted cash and restricted cash equivalents on the statement of cash flows. The ASU is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods. At this time, management has evaluated the implications of these changes on the financial statements and adopted with no material impact.

NOTE 3 — FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of UHN in accordance with the objectives and policies of UHN. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to UHN. For these services, UHN was contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.60% per annum of average daily total net assets.

Ongoing Registration Fees and Other Offering Expenses

UHN paid all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the nine months ended September 30, 2018 and 2017, UHN incurred $4,980 and $5,460, respectively, in registration fees and other offering expenses.

Independent Directors’ and Officers’ Expenses

UHN was responsible for paying its portion of the directors’ and officers’ liability insurance for UHN and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of UHN and the Related Public Funds. UHN shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each Related Public Fund computed on a daily basis. These fees and expenses for the year ending December 31, 2018 were $1,079 for UHN.

Licensing Fees

As discussed in Note 4 below, UHN entered into a licensing agreement with the NYMEX on May 30, 2007, as amended on October 20, 2011. Pursuant to the agreement, UHN and the Related Public Funds, other than BNO, USCI, CPER, USOU and USOD, pay a licensing fee that is equal to 0.015% on all net assets. During the nine months ended September 30, 2018 and 2017, UHN incurred $754 and $494, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with UHN's audit expenses and tax accounting and reporting requirements are paid by UHN. These costs were $38,843 for the nine months ended September 30, 2018. Tax reporting costs fluctuate between years due to the number of shareholders during any given year.

Other Expenses and Fees and Expense Waivers

In addition to the fees described above, UHN paid all brokerage fees and other expenses in connection with the operation of UHN, excluding costs and expenses paid by USCF as outlined in Note 4 – Contracts and Agreements below. USCF paid certain expenses on a discretionary basis typically borne by UHN, where expenses exceed 0.15% (15 basis points) of UHN’s NAV, on an annualized basis. USCF has no obligation to continue such payments into subsequent periods. For the nine months ended September 30, 2018, USCF waived $42,869 of UHN’s expenses. This voluntary expense waiver was in addition to those amounts USCF is contractually obligated to pay as described in Note 4 – Contracts and Agreements.

NOTE 4 — CONTRACTS AND AGREEMENTS

Marketing Agent Agreement

UHN was party to a marketing agent agreement, dated as of March 10, 2008, as amended from time to time and terminated as of September 12, 2018, with the Marketing Agent and USCF, whereby the Marketing Agent provided certain marketing services for UHN as outlined in the agreement. The fee of the Marketing Agent, which was borne by USCF, is equal to 0.06% on UHN's assets up to $3 billion and 0.04% on UHN's assets in excess of $3 billion. In no event could the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services exceed 10% of the gross proceeds of UHN's offering.

The above fee did not include website construction and development, which are also borne by USCF.

Brown Brothers Harriman & Co. Agreements

UHN is also party to a custodian agreement, dated March 13, 2008, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of UHN. USCF pays the fees of the custodian, which are determined by the parties from time to time. In addition, UHN is party to an administrative agency agreement, dated March 13, 2008, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for UHN. USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to UHN and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays BBH&Co. transaction fees ranging from $7 to $15 per transaction.

Brokerage and Futures Commission Merchant Agreements

On October 8, 2013, UHN entered into a brokerage agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as UHN's FCM effective October 10, 2013. The agreement with RBC required it to provide services to UHN in connection with the purchase and sale of Futures Contracts and Other Diesel-Heating Oil-Related Investments that may have been purchased and sold by or through RBC Capital for UHN's account. In accordance with the agreement, RBC Capital charged UHN commissions of approximately $7 to $8 per round-turn trade, including applicable exchange, clearing and NFA fees for Futures Contracts and options on Futures Contracts. Such fees included those incurred when purchasing Futures Contracts and options on Futures Contracts when UHN issued shares as a result of a Creation Basket, as well as fees incurred when selling Futures Contracts and options on Futures Contracts when UHN redeemed shares as a result of a Redemption Basket. Such fees were also incurred when Futures Contracts and options on Futures Contracts were purchased or redeemed for the purpose of rebalancing the portfolio. UHN also incurred commissions to brokers for the purchase and sale of Futures Contracts, Other Diesel-Heating Oil-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

	For the nine months ended September 30, 2018 (In Liquidation)*	For the nine months ended September 30, 2017 (Unaudited)
Total commissions accrued to brokers	$4,894	$4,166
Total commissions as annualized percentage of average total net assets	0.10%	0.13%
Commissions accrued as a result of rebalancing	$4,685	$3,877
Percentage of commissions accrued as a result of rebalancing	95.73%	93.06%
Commissions accrued as a result of creation and redemption activity	$209	$289
Percentage of commissions accrued as a result of creation and redemption activity	4.27%	6.94%

* UHN ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

The increase in total commissions accrued to brokers for the nine months ended September 30, 2018, compared to the nine months ended September 30, 2017, was due primarily to a higher number of diesel-heating oil futures contracts being held and traded.

NYMEX Licensing Agreement

UHN and the NYMEX entered into a licensing agreement on May 30, 2007, as amended on October 20, 2011, whereby UHN was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, UHN and the Related Public Funds, other than BNO, USCI, CPER, USAG, USOU and USOD, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. UHN expressly disclaims any association with the NYMEX or endorsement of UHN by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 — FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

UHN engaged in the trading of futures contracts, options on futures contracts, cleared swaps and OTC swaps (collectively, “derivatives”). UHN was exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

UHN entered into futures contracts, options on futures contracts and cleared swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe, and provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

Futures contracts, options on futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflected the extent of the total exposure UHN had in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC swaps since, in OTC swaps, a party must rely solely on the credit of its respective individual counterparties. However, if UHN had entered into non-exchange traded contracts, it could have been subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. UHN had credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, UHN bore the risk of financial failure by the clearing broker.

UHN's cash and other property, such as Treasuries, deposited with an FCM were considered commingled with all other customer funds, subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may have been limited to a pro rata share of segregated funds available. It is possible that the recovered amount could have been less than the total of cash and other property deposited. The insolvency of an FCM could have resulted in the complete loss of UHN's assets posted with that FCM; however, the majority of UHN's assets are held in investments in Treasuries, cash and/or cash equivalents with UHN's custodian and would not have been impacted by the insolvency of an FCM. The failure or insolvency of UHN's custodian, however, could have resulted in a substantial loss of UHN's assets.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, UHN is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, UHN paid or received a premium at the outset and then bore the risk of unfavorable changes in the price of the contract underlying the option.

UHN's policy was to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, UHN had a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by UHN are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 — FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the nine months ended September 30, 2018 and 2017 for the shareholders. This information has been derived from information presented in the financial statements.

	For the nine months ended September 30, 2018 (In Liquidation)*	For the nine months ended September 30, 2017 (Unaudited)
Per Share Operating Performance:
Net asset value, beginning of period	$19.42	$16.85
Total income (loss)	1.60	0.27
Net expenses	(0.10)	(0.09)
Net increase (decrease) in net asset value	1.50	0.18
Net asset value, end of period	$20.92 **	$17.03

Total Return	7.72%	1.07%

Ratios to Average Net Assets
Total income (loss)	9.19%	(4.96)%
Management fees***	0.60%	0.60%
Total expenses excluding management fees***	1.01%	1.71%
Expenses waived***	(0.86)%	(1.56)%
Net expenses excluding management fees***	0.15%	0.15%
Net income (loss)	8.67%	(5.53)%

* UHN ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

** Net asset value as of September 6, 2018.

*** Annualized.

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from UHN.

NOTE 7 — FAIR VALUE OF FINANCIAL INSTRUMENTS

UHN values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of UHN (observable inputs) and (2) UHN's own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

As noted above, as of September 30, 2018, UHN is no longer issuing shares and has liquidated and distributed all proceeds to shareholders. As a result, there is no information available as of September 30, 2018.

The following table summarizes the valuation of UHN’s securities at December 31, 2017 using the fair value hierarchy:

At December 31, 2017	Total	Level I	Level II	Level III
Short-Term Investments	$5,686,826	$5,686,826	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	607,051	607,051	—	—

During the year ended December 31, 2017, there were no transfers between Level I and Level II.

Effective January 1, 2009, UHN adopted the provisions of Accounting Standards Codification 815 — Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Fair Value At September 30, 2018 (In Liquidation)*	Fair Value At December 31, 2017
Futures - Commodity Contracts	Assets	$—	$607,051

The Effect of Derivative Instruments on the Statements of Operations

		For the nine months ended September 30, 2018 (In Liquidation)*		For the nine months ended September 30, 2017 (Unaudited)
Derivatives not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income
Futures - Commodity Contracts	Realized gain (loss) on closed positions	$1,206,576		$(119,620)

	Change in unrealized gain (loss) on open positions		$(607,051)		$(121,745)

* UHN ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

NOTE 8 — SUBSEQUENT EVENTS

UHN has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.